Exhibit 5.8

Michael J. Halloran Halloran Farkas + Kittila LLP P.O. Box 4137 120 E. Pearl Street Jackson, WY 83001 m: 415-307-4124 p: 307-222-6677 e: mh@hfk.law

October 20, 2017

By Mail

The GEO Group, Inc.

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487

Re:	Form S-3 Registration Statement of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as special Wyoming counsel to CCC Wyoming Properties LLC, a Wyoming limited liability company and Community Alternatives, a Wyoming general partnership (each a “Company” and collectively the “Companies”) in connection with that certain registration statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”) by The GEO Group, Inc. (“Parent”), the Companies and certain other subsidiaries of the Companies (collectively, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the offering from time to time, pursuant to Rule 415 under the Act, of (i) common stock, par value $0.01 per share, of the Parent (the “Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Parent (the “Preferred Stock”), (iii) the debt securities of the Parent which may be senior or subordinated (the “Debt Securities”), (iv) guarantees of the Debt Securities by one or more of the Subsidiary Guarantors, including the Companies (the “Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Guarantees or any combination thereof (the “Warrants”), and (vi) units consisting of one or more of the Common Stock, Preferred Stock, Debt Securities, Guarantees or Warrants, or any combination thereof (the “Units” and together with the Common Stock, Preferred Stock, Debt Securities, Guarantees and Warrants are referred to as the “Securities”). The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion, we have reviewed originals or copies of, and based our opinion solely, on the following documents:

(1)	the Registration Statement and the Prospectus;

(2)	the form of Indenture for senior Debt Securities and the form of Indenture for subordinated Debt Securities (each an “Indenture” and collectively, the “Indentures”);

The GEO Group, Inc.

October 20, 2017

(3)	the Articles of Organization of CCC Wyoming Properties, LLC, as presently in effect;

(4)	the Operating Agreement of CCC Wyoming Properties, LLC, as presently in effect;

(5)	the Amended and Restated Partnership Agreement of Community Alternatives (the “Partnership Agreement”) dated October 20, 2017;

(6)	certain resolutions adopted by the managing body of the Companies relating to the Registration Statement and related matters;

(7)	the Certificate of Good Standing with respect to CCC Wyoming Properties, LLC, issued by the Secretary of State of the State of Wyoming on September 6, 2017, and Corporate Status Report (Bring Down) reporting continued good standing as of October 19, 2017 (the “Certificate of Good Standing”);

(8)	the Certificate of Manager and General Partners of Community Alternatives dated October 20, 2017 (the “Certificate”);

(9)	the Written Consent of the General Partners of Community Alternatives dated October 20, 2017, and

(10)	the Certificate to Counsel executed by the General Counsel of The GEO Group, Inc. dated October 20, 2017.

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Companies, such agreements, certificates of public officials, certificates of officers or other representatives of the Companies and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Registration Statement other than the Companies; (d) the entity power of each party to the Registration Statement (other than the Companies) to execute, deliver and perform the Registration Statement and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Companies) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement by such party; and (f) as to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Companies.

Based upon and subject to the foregoing, and subject to further assumptions and qualifications set forth below, it is our opinion that:

(1)	CCC Wyoming Properties, LLC is a Wyoming limited liability company that is validly existing and in good standing under Wyoming law.

The GEO Group, Inc.

October 20, 2017

(2)	Community Alternatives is a general partnership validly existing under Wyoming law.

(3)	With respect to any Guarantees issued by the Companies, when (i) the issuance and terms of any Guarantees by the Companies and the terms of the offering thereof have been (A) duly established in conformity with the applicable Indenture or any supplemental indenture thereto, so as not to violate applicable law, or rule or regulation thereunder applicable to the Companies, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on the Companies, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Companies and (B) duly authorized by proper action of the Managing Members of CCC Wyoming Properties, LLC in accordance with the Articles of Organization and the Operating Agreement, and duly authorized by proper action of the general partners of Community Alternatives in accordance with the Partnership Agreement, and (ii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement, the applicable Indenture and any supplemental indenture thereto and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, each Company will have the corporate power and authority to execute, deliver and perform its obligations under the applicable Indenture, any supplemental indenture and the Guarantees and will have taken the required steps to authorize the execution and delivery of the applicable Indenture, any supplemental indenture and the Guarantees under the laws of the State of Wyoming.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Wyoming, as in effect on the date hereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

We hereby consent to reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ Michael J. Halloran

Partner, Halloran Farkas + Kittila LLP